                                                                EXHIBIT 10(KK)


                                TRUST AGREEMENT

                                    BETWEEN

    _______________________________________________________________________

                          INFORMATION RESOURCES, INC.

                                      AND

                       FIDELITY MANAGEMENT TRUST COMPANY

    _______________________________________________________________________

           INFORMATION RESOURCES, INC. 401(K) RETIREMENT SAVINGS PLAN

                                     TRUST














                            DATED AS OF JULY 1, 1996

                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                    PAGE
-------------------------------------------------------------------------  ----

 1  Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

 2  Exclusive Benefit and Reversion of Sponsor Contributions. . . . . . .    2

 3  Disbursements . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
   (a) Administrator Directed Disbursements
   (b) Participant Withdrawal Requests
   (c) Limitations

 4  Investment of Trust . . . . . . . . . . . . . . . . . . . . . . . . .    3
   (a) Selection of Investment Options
   (b) Available Investment Options
   (c) Participant Direction
   (d) Mutual Funds
   (e) Notes
   (f) Notes for General Purposes
   (g) Notes for Purchase of Primary Residence
   (h) Reliance of Trustee on Directions
   (i) Trustee Powers

 5  Recordkeeping and Administrative Services to Be Performed . . . . . .    7
   (a) General
   (b) Accounts
   (c) Inspection and Audit
   (d) Effect of Plan Amendment
   (e) Returns, Reports and Information

 6  Compensation and Expenses . . . . . . . . . . . . . . . . . . . . . .    9

 7  Directions and Indemnification. . . . . . . . . . . . . . . . . . . .    9
   (a) Identity of Administrator and Named Fiduciary
   (b) Directions from Administrator
   (c) Directions from Named Fiduciary
   (d) Co-Fiduciary Liability
   (e) Indemnification
   (f) Survival

 8  Resignation or Removal of Trustee . . . . . . . . . . . . . . . . . .   10
   (a) Resignation
   (b) Removal

                               TABLE OF CONTENTS
                               -----------------
                                  (CONTINUED)

SECTION                                                                    PAGE
-------------------------------------------------------------------------  ----

 9  Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .   11
   (a) Appointment
   (b) Acceptance
   (c) Corporate Action

10  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

11  Resignation, Removal, and Termination Notices . . . . . . . . . . . .   12

12  Duration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

13  Amendment or Modification . . . . . . . . . . . . . . . . . . . . . .   12

14  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
   (a) Performance by Trustee, its Agents or Affiliates
   (b) Entire Agreement
   (c) Waiver
   (d) Successors and Assigns
   (e) Partial Invalidity
   (f) Section Headings

15  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
   (a) Massachusetts Law Controls
   (b) Trust Agreement Controls

SCHEDULES
---------

 A.  Recordkeeping and Administrative Services
 B.  Fee Schedule
 C.  Investment Options
 D.  Sponsor's Authorization Letter
 E.  Named Fiduciary's Authorization Letter
 F.  IRS Determination Letter or Opinion of Counsel
 G.  Telephone Exchange Procedures

    TRUST AGREEMENT, dated as of the first day of July, 1996, between INFORMATION RESOURCES, INC., a Delaware corporation, having an office at 150 North Clinton Street, Chicago, Illinois 60661-1416 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").


                           WITNESSETH:


    WHEREAS, the Sponsor is the sponsor of the Information Resources, Inc. 401(k) Retirement Savings Plan (the "Plan"); and


    WHEREAS, the Sponsor wishes to establish a trust to hold and invest plan assets under the Plan for the exclusive benefit of Participants in the Plan and their beneficiaries; and


    WHEREAS, the Committee as defined in the Plan (the "Named Fiduciary") is the named fiduciary of the Plan (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); and


    WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Named Fiduciary; and


    WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and


    WHEREAS, the Sponsor (the "Administrator") is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA); and


    WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are purely ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.


    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:


SECTION 1. TRUST. The Sponsor hereby establishes the Information Resources, Inc. 401(k) Retirement Savings Plan Trust (the "Trust"), with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.


SECTION 2. EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS. Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the Participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the Participants and their beneficiaries.


SECTION 3.  DISBURSEMENTS.

      (a) Administrator Directed Disbursements. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain such direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.


      (b) Participant Withdrawal Requests. The Sponsor hereby directs that, pursuant to the Plan, a Participant withdrawal request (in-service or full withdrawal) may be made by the Participant by telephone, and the Trustee shall process such request only after the identity of the Participant is verified by use of a personal identification number ("PIN") and social security number. The Trustee shall process such withdrawal in accordance with written guidelines provided by the Sponsor and documented in the Plan Administrative Manual.


      (c) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.


SECTION 4.  INVESTMENT OF TRUST.

      (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.


      (b) Available Investment Options. The Named Fiduciary shall direct the Trustee as to what investment options: (i) the Trust shall be invested in during the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records ("Participant recordkeeping reconciliation period"), and (ii) the investment options in which Plan Participants may invest, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only (i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Mutual Funds") and
(ii) notes evidencing loans to Plan Participants in accordance with the terms of the Plan. The investment options initially selected by the Named Fiduciary are identified on Schedules "A" and "C" attached hereto. The Named Fiduciary may add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.

      (c) Participant Direction. Each Plan Participant shall direct the Trustee in which investment option(s) to invest the assets in the Participant's individual accounts. Such directions may be made by Plan Participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Telephone Exchange Guidelines attached hereto as Schedule "G". In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the Mutual Fund set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.


      (d) Mutual Funds. The Sponsor hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Named Fiduciary as a Plan investment option or short-term investment fund. Trust investments in Mutual Funds shall be subject to the following limitations:


            (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G".

            (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan Participant who has shares of the Mutual Fund credited to the Participant's accounts, together with a voting direction form for return to the Trustee or its designee. The Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the Mutual Fund shares held in any short-term investment fund or liquidity reserve. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the Participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the Participant. The Trustee shall not vote shares for which it has received no directions from the Participant. During the

Participant recordkeeping reconciliation period, the Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust including Mutual Fund shares held in any short-term investment fund for liquidity reserve. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no further duty to solicit directions from Participants or the Sponsor.


      (e) Notes for General Purpose (five years or less). The Administrator shall act as the Trustee's agent for Participant loan notes and as such shall
(i) collect and remit all principal and interest payments to the Trustee and
(ii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets. To originate a Participant loan, the Plan Participant shall direct the Trustee as to the term and amount of the loan to be made from the Participant's individual account. Such directions shall be made by Plan Participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the Participant's account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the Participant of such interest rate, as well as the installment payment amounts. The Trustee shall distribute the loan note with the proceeds check to the Participant. The Trustee also shall distribute truth-in-lending disclosure to the Participant. To facilitate recordkeeping, the Trustee may destroy the original of any promissory note made in connection with a loan to a Participant under the Plan, provided that the Trustee first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Plan Participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note.


      (f) Notes for Purchase of Primary Residence (for a period greater than five years. The Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in Participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets, and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a Participant loan, the Plan Participant shall direct the Trustee as to the type of loan to be made from the Participant's individual account. Such directions shall be made by Plan Participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the Participant's account, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the Participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the Participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the loan and instructing the Trustee to send the loan proceeds to the Administrator or to the Participant if so directed by the Administrator. In all cases, such instruction by the Administrator shall be made within thirty (30) days of the Participant's initial request (the origination date).


      (g)   Reliance of Trustee on Directions.


            (i) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from any Participant's exercise or non-exercise of rights under this Section 4 over the assets in the Participant's accounts.


            (ii) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Named Fiduciary's exercise or non-exercise of rights under this Section 4, unless it was clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of section 404(a) of ERISA or were contrary to the terms of the Plan or this Agreement.

      (h) Trustee Powers. The Trustee shall have the following powers and authority:


            (i) Subject to paragraphs (b), (c) and (d) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.


            (ii) Subject to paragraphs (b) and (c) of this Section 4, to invest in guaranteed investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.


            (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.


            (iv) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.


            (v) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.


            (vi) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion, provided that the cost of borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.


            (vii) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.


            (viii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.


            (ix) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.


SECTION 5.  RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED.

      (a) General. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.


      (b) Accounts. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in Section 8 of this Agreement or is terminated as provided in Section 10 (the "Reporting Date"). Within thirty (30) days following each Reporting Date or within sixty
(60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the

Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account with the Administrator, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.


      (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each Participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.


      (d) Effect of Plan Amendment. A confirmation of the current qualified status of the Plan is attached hereto as Schedule "F". The Trustee's provision of the recordkeeping and administrative services set forth in this Section 5 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.


      (e) Returns, Reports and Information. The Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law including, without limitation, such disclosures as may be required by law, except such disclosure as may be required under federal or state truth-in-lending laws with regard to Participant loans, which shall be provided by the Trustee.


SECTION 6. COMPENSATION AND EXPENSES. Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount or the Sponsor may direct the Trustee to deduct such amount from Participants' accounts. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan Participants' accounts.


SECTION 7.  DIRECTIONS AND INDEMNIFICATION.

      (a) Identity of Administrator and Named Fiduciary. The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.


      (b) Directions from Administrator. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D", provided the Trustee reasonably believes the signature of the individual to be genuine. Such direction may also be made via electronic data transfer (EDT) in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator. The Trustee shall have no responsibility to ascertain any direction's (i) accuracy, (ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise.


      (c) Directions from Named Fiduciary. Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.


      (d) Co-Fiduciary Liability. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.


      (e) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising solely from the Trustee's negligence or bad faith.


      (f) Survival. The provisions of this Section 7 shall survive the termination of this Agreement.


SECTION 8.  RESIGNATION OR REMOVAL OF TRUSTEE.

      (a) Resignation. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

      (b)   Removal.  The Sponsor may remove the Trustee at any time upon sixty
(60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.


SECTION 9.  SUCCESSOR TRUSTEE.

      (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.


      (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.


      (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.


SECTION 10. TERMINATION. This Agreement may be terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.


SECTION 11. RESIGNATION, REMOVAL, AND TERMINATION NOTICES. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Kimberly Mark, Information Resources, Inc., 150 North Clinton Street, Chicago Illinois 60661-1416, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.


SECTION 12. DURATION. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.


SECTION 13. AMENDMENT OR MODIFICATION. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days written notice to the Sponsor.


SECTION 14.  GENERAL.

      (a) Performance by Trustee, its Agents or Affiliates. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.


      (b) Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

      (c) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.


      (d) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.


      (e) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


      (f) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.


SECTION 15.  GOVERNING LAW.

      (a) Massachusetts Law Controls. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.


      (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.



                                           INFORMATION RESOURCES, INC.


Attest: ______________________         By: ______________________________
        Secretary                          Vice President

                                           FIDELITY MANAGEMENT TRUST
                                            COMPANY


Attest: ______________________         By  ______________________________
        Assistant Clerk                    Vice President

                                  SCHEDULE "A"

                            ADMINISTRATIVE SERVICES
                            -----------------------

Administration
--------------

* Establishment and maintenance of Participant account and election percentages.

*  Maintenance of seven (7) plan investment options:

     - Fidelity Magellan Fund
     - Fidelity Money Market Trust:  Retirement Money Market Portfolio
     - Fidelity Puritan Fund
     - Fidelity OTC Portfolio
     - Fidelity U.S. Equity Index Portfolio
     - Fidelity Growth & Income Portfolio
     - Fidelity Overseas Fund

*  Maintenance of four (4) money classifications:

     - 401(k) Savings
     - Matching
     - Rollover
     - Prior Plan P.S.

* The Trustee will provide the recordkeeping and administrative services set forth on this Schedule "A" and as detailed in the Plan Administrative Manual and no others.

A)   PROVIDE PARTICIPANT TELEPHONE SERVICES

      1. Fidelity registered representatives are available from 8:30 a.m. - 12:00 Midnight ET to provide toll free telephone service for Participant inquiries and transactions. Additionally, Participants have 24 hour account balance inquiry access utilizing our automated voice response system.

      2. For security purposes, all calls are recorded. In addition, several levels of security are available including the verification of a Personal Identification Number (PIN) and/or any other indicative data resident on the system.

      3. Through our telephone services, Fidelity provides the following services:

         -  Provide mutual fund investment information.
         -  Maintain plan specific provisions.
         - Process exchanges (transfers) between Fidelity's mutual funds on a daily basis.

         - Maintain and process changes to Participants' contribution allocations for all money sources.
         -  Allow Participants to change their deferral percentages and provide updates via EDT for customer to apply to its payrolls accordingly.
         -  Consult with Participants in various loan scenarios and generate all documentation.
         - Process all Participant loan and withdrawal requests via Fidelity's toll-free telephone service according to plan provisions on a daily basis.
         - In-service withdrawals via telephone as directed and approved by the Sponsor.
         - Hardship withdrawals via telephone as directed and approved by the Sponsor.

B)   PLAN ACCOUNTING

      1. Process payroll contributions according to your payroll frequency via electronic data transfer (EDT) or consolidated magnetic tape. The data format will be provided by Fidelity.

      2. Provide plan and Participant level accounting for up to nine (9) money classifications for the Plan.

      3. Audit and reconcile the plan and Participant accounts daily.

      4. Provide daily plan and Participant level accounting for the Plan investment options.

      5. Reconcile and process Participant withdrawal requests as approved and directed by the Sponsor. All requests are paid based on the current market values of Participants' accounts, not advanced or estimated values. A distribution report will accompany each check.

      6. Track individual Participant loans; process loan withdrawals; re-invest loan repayments; and prepare and deliver comprehensive reports to plan sponsor to assist in the administration of Participant loans.

      7. Maintain and process changes to Participants' prospective and existing investment mix elections via Fidelity's toll-free telephone service.

C)   PARTICIPANT REPORTING

      1. Mail confirmation to Participants of all transactions initiated via Fidelity Telephone Services within three (3) calendar days of the transaction.

      2. Prepare and mail via first class to each plan Participant a quarterly detailed Participant statement reflecting all activity for the period. Statements will be mailed no later than twenty (20) calendar days after each quarter end.

      3. Mail required 402(f) notification for distribution from the plan. This notice advises Participants of tax consequences of their plan distribution.

D)   PLAN REPORTING

      1. Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than twenty (20) days after the end of each month in the absence of unusual circumstances.

      2. Prepare, reconcile and deliver a Quarterly Administrative Report presenting both on a Participant and a total plan basis all money classes, investment positions and a summary of all activity of the Participant and plan as of the last business day of the quarter. The report will be delivered not later than twenty (20) days after the end of each quarter in the absence of unusual circumstances.

E)   GOVERNMENT REPORTING

         Process year-end tax reports for Participants - 1099R, as well as financial reporting to assist in the preparation of Form 5500.

F)   COMMUNICATION SERVICES

         Employee communications describing available investment options, including multimedia informational materials and group presentations.

G)   OTHER

     Performance of non-discrimination limitation testing upon request. In order to obtain this service, the Sponsor shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines.


INFORMATION RESOURCES, INC.                 FIDELITY MANAGEMENT TRUST
                                            COMPANY

By:  _______________________           By:  ____________________________
                        Date                Vice President          Date

                                  SCHEDULE "B"
                                  FEE SCHEDULE

Annual Participant Fee:                $8.00 per Participant*, subject to a
                                       $15,000 per year minimum, billed and
                                       payable quarterly.

Enrollments by Phone (optional):       $5.00 per non-active employee residing
                                       on Fidelity's Participant recordkeeping
                                       system.

Loan Fee:                              Establishment fee of $35.00 per loan
                                       account; annual fee of $15.00 per loan
                                       account.

In-Service Withdrawals by Phone:       $20.00 per withdrawal.

Remote Access:                         $1,000 per year.  Installation of two
                                       remote access terminals will be provided free of charge. Installation of each additional terminal is $1,500.

Return of Excess Contribution Fee:     $25.00 per Participant, one-time charge
                                       per calculation and check generation.

- Other Fees: separate charges for optional non-discrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity, or for reports not contemplated in this Agreement. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to the Trustee.

* This fee will be imposed pro rata for each calendar quarter, or any part thereof, that it remains necessary to keep a Participant's account(s) as part of the Plan's records, e.g., vested, deferred, forfeiture, top-heavy and terminated Participants who must remain on file through calendar year-end for 1099-R reporting purposes.

Note: These fees have been negotiated and accepted based on current plan assets of $28 million, current participation of 2,252 Participants and projected net cash flows of $6.2 million per year. Fees will be subject to revision if these Plan characteristics change significantly by either falling below or exceeding current or projected levels. Fees also have been based on the use of up to seven (7) investment options, and such fees will be subject to revision if additional investment options are added.


INFORMATION RESOURCES, INC.                FIDELITY MANAGEMENT TRUST
                                           COMPANY

By:  _______________________           By: ____________________________
                        Date               Vice President          Date

                                  SCHEDULE "C"

                               INVESTMENT OPTIONS


    In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that Participants' individual accounts may be invested in the following investment options:

     - Fidelity Magellan Fund
     - Fidelity Money Market Trust:  Retirement Money Market Portfolio
     - Fidelity Puritan Fund
     - Fidelity OTC Portfolio
     - Fidelity U.S. Equity Index Portfolio
     - Fidelity Growth & Income Portfolio
     - Fidelity Overseas Fund


    The mutual fund advised by Fidelity Management & Research Company referred to in Section 4(c) shall be the Fidelity Money Market Trust: Retirement Money Market Portfolio.



INFORMATION RESOURCES, INC.



By:  ______________________
                       Date

                                  SCHEDULE "D"

                          [ADMINISTRATOR'S LETTERHEAD]


Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts  02109

                                 [NAME OF PLAN]

        *** NOTE: This schedule should contain names and signatures for ALL individuals who will be providing directions to Fidelity representatives in connection with the Plan.

        Fidelity representatives will be unable to accept directions from any individual whose name does not appear on this schedule.***

Dear Ms. Redden:

    This letter is sent to you in accordance with Section 7(b) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

    You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

                                       Very truly yours,

                                       [ADMINISTRATOR]


                                       By


[signature of designated individual]
------------------------------------
[name of designated individual]


[signature of designated individual]
------------------------------------
[name of designated individual]


[signature of designated individual]
------------------------------------

[name of designated individual]

                                  SCHEDULE "E"

                         [NAMED FIDUCIARY'S LETTERHEAD]


Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts  02109

                                 [NAME OF PLAN]

Dear Ms. Redden:

    This letter is sent to you in accordance with Section 7(c) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

    You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

                                       Very truly yours,

                                       [NAMED FIDUCIARY]


                                       By


[signature of designated individual]
------------------------------------
[name of designated individual]


[signature of designated individual]
------------------------------------
[name of designated individual]


[signature of designated individual]
------------------------------------
[name of designated individual]

                                  SCHEDULE "F"
                             [LAW FIRM LETTERHEAD]

**NOTE : THE PLAN S IRS DETERMINATION LETTER MAY BE SUBSTITUTED; PROVIDED IT IS NOT MORE THAN TWO YEARS OLD.

Carolyn Redden
Fidelity Institutional Retirement
 Services Company
82 Devonshire Street - MM3H
Boston, MA  02109

                                 [NAME OF PLAN]

Dear Ms. Redden:

    In accordance with your request, this letter sets forth our opinion with respect to the qualified status under section 401(a) of the Internal Revenue Code of 1986 (including amendments made by the Employee Retirement Income Security Act of 1974) (the "Code"), of the [name of plan], as amended to the date of this letter (the "Plan").

    The material facts regarding the Plan as we understand them are as follows. The most recent favorable determination letter as to the Plan's qualified status under section 401(a) of the Code was issued by the [location of Key District] District Director of the Internal Revenue Service and was dated [date] (copy enclosed). The version of the Plan submitted by [name of company] (the "Company") for the District Director's review in connection with this determination letter did not contain amendments made effective as of [date]. These amendments, among other matters, [brief description of amendments]. [Subsequent amendments were made on [date] to amend the provisions dealing with [brief description of amendments].]

    The Company has informed us that it intends to submit the Plan to the [location of Key District] District Director of the Internal Revenue Service and to request from him a favorable determination letter as to the Plan's qualified status under section 401(a) of the Code. The Company may have to make some modifications to the Plan at the request of the Internal Revenue Service in order to obtain this favorable determination letter, but we do not expect any of these modifications to be material. The Company has informed us that it will make these modifications.

    Based on the foregoing statements of the Company and our review of the provisions of the Plan, it is our opinion that the Internal Revenue Service will issue a favorable determination letter as to the qualified status of the Plan, as modified at the request of the Internal Revenue Service, under section 401(a) of the Code, subject to the customary condition that continued qualification of the Plan, as modified, will depend on its effect in operation.



                                       Sincerely,
                                       [name of law firm]

                                       By  [signature]
                                           -----------------
                                           [name of partner]

                                  SCHEDULE "G"

                         TELEPHONE EXCHANGE PROCEDURES
                         -----------------------------

The following telephone exchange procedures are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange procedures at its discretion.


                         EXCHANGES BETWEEN MUTUAL FUNDS
                         ------------------------------

    Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.


INFORMATION RESOURCES, INC.


By:  _____________________
                      Date